Exhibit 23.2

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We consent to the use, in the Amendment to the Registration Statement on Form 10 of EZJR, Inc., of our report dated October 10, 2009, except for Notes 1, 7, and 9 the date is December 18, 2009, and for Notes 2 and 6 the date is January 28, 2010, on our audit of the financial statements of EZJR, Inc. as of June 30, 2009 and 2008, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and from inception on August 14, 2006 through June 30, 2009, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs, LLC
------------------------------
    Seale and Beers, CPAs
    Las Vegas, Nevada
    January 28, 2010


           Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
           50 SOUTH JONES BLVD. SUITE 202, LAS VEGAS, NEVADA 89107
                     (888) 727-8251 Fax: (888) 782-2351

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